Exhibit 99.1

Blue Bird Corporation Announces Results of

Public Warrant Exchange Offer

FORT VALLEY, GEORGIA – March 3, 2015 – Blue Bird Corporation (“Blue Bird” or the “Company”) (Nasdaq: BLBD and BLBDW), formerly named Hennessy Capital Acquisition Corp., today announced the results of its previously announced offer to exchange (the “Offer”) up to a maximum of 5,750,000 of its outstanding public warrants (the “Public Warrants”) for shares of Company common stock (the “Shares”) at an exchange ratio of 0.1 of a Share for each Public Warrant validly tendered and not withdrawn (approximately one Share for every ten Public Warrants tendered). The Offer expired at 12:00 midnight, New York City time, at the end of the day on March 2, 2015. Based upon information provided by Continental Stock Transfer & Trust Company, the depositary for the Offer, as of the expiration of the Offer, a total of 2,690,462 Public Warrants have been validly tendered and not properly withdrawn, for a total of approximately 269,046 Shares to be issued by the Company.

As previously announced, Hennessy Capital Partners I LLC (the “Sponsor”) has agreed to exchange (the “Sponsor Warrant Exchange”) that number of the outstanding warrants it obtained in a private placement in connection with the initial public offering of Hennessy Capital Acquisition Corp. (such warrants, the “Placement Warrants”) equal to (i) 12,125,000 less (ii) the number of Public Warrants validly tendered and accepted for exchange pursuant to the Offer, in exchange for Shares at an exchange ratio of 0.1 of a Share for each Placement Warrant. Accordingly, based on the results of the Offer, the Sponsor will exchange 9,434,538 of its Placement Warrants for a total of 943,453 Shares to be issued to the Sponsor by the Company. The closing of the Sponsor Warrant Exchange is expected to occur on March 17, 2015.

After the Offer and the Sponsor Warrant Exchange, there will be a total of 11,500,000 Public Warrants and Placement Warrants that remain outstanding. Such Public Warrants and Placement Warrants will be exercisable for a total of 5,750,000 Shares, subject to adjustment.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements
•	Growth opportunities
•	Future profitability
•	Ability to expand market share
•	Customer demand for certain products
•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers
•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure
•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers
•	Lower or higher than anticipated market acceptance for our products
•	Ability to be successful in the Company’s appeal of the delisting determination by the staff of the Listing Qualifications Department of the NASDAQ Stock Market and to meet NASDAQ’s listing standards, including having the requisite number of stockholders
•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by the Company (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact

Jeff Merten

Director, Investor Relations & New Business Development

Blue Bird Corporation

(478) 822-2496

Jeff.Merten@blue-bird.com

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